EXHIBIT 99.2
CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER OR
PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-Q of Red Hat, Inc. for the three months ended August 31, 2002, I, Kevin B. Thompson, Chief Financial Officer of Red Hat, Inc., hereby certify pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)	such Quarterly Report on Form 10-Q for the three months ended August 31, 2002 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
the information contained in such Quarterly Report on Form 10-Q for the three months ended August 31, 2002 fairly presents, in all material respects, the financial condition and results of operations of Red Hat, Inc.

October 15, 2002

By:	/s/ KEVIN B. THOMPSON

Kevin B. Thompson
Chief Financial Officer
(Principal Financial Officer)